EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-157078, 333-133890, Form S-8 No. 33-99214, 333-32039, 333-83193, 333-85320, 333-109186, 333-63076, 333-112139, 333-126157, 333-131097, 333-136491, 333-138978 pertaining to the amended and restated 1995 Stock Option Plan, Employee Stock Purchase Plan and International Employee Stock Purchase Plan, 1995 Non-Employee Directors Stock Option Plan, Special Stock Option Plan, SanDisk Corporation 2005 Incentive Plan, SanDisk Corporation 2005 Employee Stock Purchase Plan, SanDisk Corporation 2005 International Employee Stock Purchase Plan, Rhombus, Inc. 1998 Long Term Equity Incentive Plan, Matrix Semiconductor, Inc. 1999 Stock Plan, Matrix Semiconductor, Inc. 2005 Stock Incentive Plan, msystems Ltd. 2003 Stock Option and Restricted Stock Incentive Plan and the msystems Ltd. Section 102 Stock Option/Stock Purchase and Stock Option Plans) of SanDisk Corporation, of our report dated February 20, 2009, except with respect to the retroactive adoption of accounting principles described in Note 1, as to which the date is June 1, 2009, with respect to the Consolidated Financial Statements of SanDisk Corporation for the fiscal year ended December 28, 2008 included in the Form 8-K dated June 3, 2009 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
June 1, 2009